Series 3
NOTICE TO SHAREHOLDERS
At a special meeting of shareholders on December 3, 2002, portfolio shareholders approved the following proposals:

o ELECT TRUSTEES FOR THE PORTFOLIO.* The individuals listed in the table below were elected as trustees for the portfolio. All trustees served as trustees to the portfolio prior to the shareholder meeting.

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TRUSTEE                    FOR               WITHHELD               APPROVED BY
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John J. Brennan            7,963,781,245     256,332,887            96.9%
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Charles D. Ellis           7,946,489,124     273,625,008            96.7
--------------------------------------------------------------------------------
Rajiv L. Gupta             7,946,786,965     273,327,166            96.7
--------------------------------------------------------------------------------
JoAnn Heffernan Heisen     7,949,272,990     270,841,142            96.7
--------------------------------------------------------------------------------
Burton G. Malkiel          7,936,550,788     283,563,344            96.6
--------------------------------------------------------------------------------
Alfred M. Rankin, Jr.      7,957,514,304     262,599,827            96.8
--------------------------------------------------------------------------------
J. Lawrence Wilson         7,943,399,420     276,714,712            96.6
--------------------------------------------------------------------------------
*Results are for all portfolios within Vanguard Variable Insurance Fund.


o CHANGE THE PORTFOLIO'S POLICY ON INVESTING IN OTHER MUTUAL FUNDS. This change enables the portfolio to invest its cash reserves in specially created money market and short-term bond funds. This new cash management program, which is similar to those of other large mutual fund complexes, should help the portfolio to achieve greater diversification and to earn modestly higher returns on its cash reserves. The portfolio will need Securities and Exchange Commission approval before implementing this new cash management program.

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FOR                   AGAINST                ABSTAIN                APPROVED BY
--------------------------------------------------------------------------------
2,183,462,599         89,793,232             128,663,598            90.9%
================================================================================


o RECLASSIFY THE PORTFOLIO AS NONDIVERSIFIED. This change to "nondiversified" status enables the portfolio to continue tracking its target index in the event that the index becomes dominated by a small number of stocks.

================================================================================
FOR                   AGAINST                ABSTAIN                APPROVED BY
--------------------------------------------------------------------------------
2,215,725,659         67,643,351             118,550,419            92.2%
--------------------------------------------------------------------------------

Note: Vote tabulations are rounded to the nearest whole number.